Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Destination XL Group, Inc. 2006 Incentive Compensation Plan, as amended, to register 1,500,000 shares of common stock, of our report dated March 15, 2013, with respect to the consolidated financial statements of Destination XL Group, Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2013, filed with the Securities and Exchange Commission.

Boston, Massachusetts

March 17, 2014

/S/ ERNST & YOUNG LLP